EXHIBIT 99.1 - Form 8-K dated March 3, 1997

              UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549


                                   FORM 8-K



                                CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                       Date of Report:  March 3, 1997




                     ELECTRONIC SYSTEMS TECHNOLOGY INC.
                        (A Washington Corporation)

                       Commission File no. 2-92949-S
                 IRS Employer Identification no. 91-1238077

                             415 N. Quay St. #4
                            Kennewick  WA  99336
                   (Address of principal executive offices)


  Registrant's telephone number, including area code: (509) 735-9092



























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ITEM 5.  OTHER EVENTS

On March 3, 1997, the Company was notified that Arthur Leighton, a director of the Company, was, as an innocent bystander, wounded in a shooting incident near his home, during the weekend of March 2, 1997. At the time of this filing Mr. Leighton's condition is unknown.






















































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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC SYSTEMS TECHNOLOGY, INC.


/s/ T. L. KIRCHNER

By: T.L. Kirchner
President
Date: March 7, 1997